EXHIBIT 8.

                        Consent of Deloitte & Touche LLP
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INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 18 to Registration Statement No. 33-30019 of Ameritas Variable Life Insurance Company Separate Account V on Form S-6 of our reports dated February 9, 2001, on the financial statements of Ameritas Variable Life Insurance Company, and the subaccounts of Ameritas Variable Life Insurance Company Separate Account V, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP




Lincoln, Nebraska
February 27, 2001